                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported)  May 12, 1998

                               IKOS Systems, Inc.
               (Exact name of registrant as specified in charter)

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           Delaware                     0-18623              77-0100318
(State or other jurisdiction of  (Commission File Number) (IRS Employer
 incorporation)                                            Identification No.)
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                            19050 Pruneridge Avenue
                         Cupertino, California   95014
              (Address of principal executive offices) (Zip Code)

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      Registrant's telephone number, including area code   (408) 255-4567

         (Former name or former address, if changed since last report)




          This Current Report, including exhibits, contains 52 pages.
                    The Exhibit Index is located on page 5.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

  Pursuant to (i) a Technology Purchase Agreement dated May 12, 1998 (the "Purchase Agreement") by and between IKOS Systems, Inc., a Delaware corporation ("IKOS" or the "Company"), and Interra, Inc., a Delaware corporation ("Interra") and (ii) a Consulting Assignment and Technology Use Restriction Agreement (the "Consulting Agreement") of even date among IKOS and Ajoy Bose and Sunil Jain as the principals of Interra (together, the "Principals"), IKOS purchased from Interra certain electronic design automation technology (the "EDA Technology") and certain other computer-related assets (collectively, the "Assets"). The EDA Technology purchased by IKOS included tangible and intangible assets and certain proprietary software and technology in source code and object code form. IKOS assumed no liabilities or obligations in connection with its purchase of the Assets. Under the Purchase Agreement, IKOS also granted Interra a non-exclusive, transferable, worldwide, irrevocable, perpetual, royalty-free, fully-paid, fully sublicensable right and license in and to the EDA Technology. The license to Interra is subject to several use restrictions contained in the Purchase Agreement.

  The aggregate consideration paid by IKOS and IKOS India Private Ltd., a subsidiary of IKOS ("IKOS India") to Interra, the Principals and Delsoft India Private Ltd., a division of Interra based in India ("Delsoft"), totaled $8,500,000 (the "Aggregate Consideration"). Of the Aggregate Consideration, IKOS paid approximately $5,900,000 in cash at the Closing (as defined in the Purchase Agreement), and $2,550,000 is being held as security for breaches of representations, warranties and covenants for a period of eighteen months
(the "Holdback"). The Holdback is to be released in one-third increments at each of the six, twelve and eighteen month anniversaries of the Closing Date and the Effective Date (as defined in the Purchase Agreement and the Consulting Agreement, respectively). IKOS may elect to pay all or any part of the Holdback in IKOS common stock (the "IKOS Common Stock"). In the event that IKOS elects to pay any part of the Holdback in IKOS Common Stock, it has agreed to file registration statements covering such shares to be issued.

  IKOS India paid the remaining $50,000 of the Aggregate Consideration to Delsoft for the transfer of certain assets and employees from Delsoft to IKOS India.

  The Closing of the transaction occurred on May 12, 1998.

      A copy of the Purchase Agreement is attached as Exhibit 2.1 and is
                                                      -----------
incorporated herein by reference.

      A copy of the Consulting Agreement is attached hereto as Exhibit 99.1 and
                                                               ------------
is incorporated herein by reference.

      ITEM 7.  EXHIBITS.

      Exhibit No.                               Description
      -----------                               -----------
         2.1   Technology Purchase Agreement dated May 12, 1998, by and between the Company and Interra.

         4.1 Registration Rights Agreement dated May 12, 1998 by and between the Company and Interra.

         4.2   Registration Rights Agreement dated May 12, 1998 by and among the
               Company and the Principals.

         99.1 Consulting, Assignment and Technology Use Restriction Agreement dated May 12, 1998 by and among the Company and the Principals.

         99.2  Press Release dated May 14, 1998.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    IKOS Systems, Inc.



Date:  May 19, 1998                 By: /s/ Joseph W. Rockom
                                       ---------------------
                                       Joseph W. Rockom
                                       Vice President of Finance and
                                       Administration and Chief Finance
                                       Officer and Secretary

                                 EXHIBIT INDEX

                                                                  Sequentially
  Exhibit No.                  Description                        Numbered Page
  -----------                  -----------                        -------------
     2.1         Technology Purchase Agreement dated May 12,
                 1998, by and between the Company and Interra.

     4.1         Registration Rights Agreement dated May 12,
                 1998 by and between the Company and Interra.

     4.2         Registration Rights Agreement dated May 12,
                 1998 by and among the Company and the Principals.

     99.1        Consulting, Assignment and Technology Use
                 Restriction Agreement dated May 12, 1998 by and among the Company and the Principals.

     99.2        Press Release dated May 14, 1998.